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                                                                     EXHIBIT 99


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                              INVESTORS BANK CORP.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints James M. Burkholder and John G. Lohmann, Jr., and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Investors Bank Corp. to be held on March 15, 1995, and at all adjournments thereof, as specified below on the matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting:



      1.   Proposal to approve and adopt an Agreement and Plan of Reorganization and a Plan of Merger, each dated as of August 21, 1994, that provide for, among other things, the merger of Investors Bank Corp. with and into Firstar Corporation of Minnesota, a wholly owned subsidiary of Firstar Corporation.
           / / FOR    / / AGAINST    / / ABSTAIN
      2.   In their discretion to vote upon such other business as may properly come before the meeting.



     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL #1.

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         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated:                 , 1995

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                                                        Signature

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                                                Signature if held jointly

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



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                                                                     EXHIBIT 99


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                             INVESTORS BANK CORP.

                       SPECIAL MEETING OF SHAREHOLDERS

      INVESTORS SAVINGS 401(K) PLAN CONFIDENTIAL VOTING INSTRUCTIONS TO
            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, TRUSTEE

     I hereby direct that the voting rights pertaining to the stock of Investors Bank Corp. held by the Trust and allocable to my accounts under the above Plan as of December 31, 1994 shall be exercised at the Special Meeting of Shareholders of Investors Bank Corp. to be held on March 15, 1995, and at all adjournments thereof, as specified below on the matters referred to, and in their discretion, upon any other matters which may be brought before the meeting:



      1.   Proposal to approve and adopt an Agreement and Plan of Reorganization and a Plan of Merger, each dated as of August 21, 1994, that provide for, among other things, the merger of Investors Bank Corp. with and into Firstar Corporation of Minnesota, a wholly owned subsidiary of Firstar Corporation.
           / / FOR    / / AGAINST    / / ABSTAIN
      2.   To vote upon such other business as may properly come before the meeting.


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         This instruction card must be returned to Norwest Bank Minnesota,
     National Association, Trustee by Wednesday, March 8, 1995, if your instructions are to be honored. The Trustee will tabulate the instructions from all Participants received by the deadline and will determine the ratio of votes for and against each proposition. The Trustee will then vote all shares held in the Trust according to the ratios so determined.
                                              Dated:                 , 1995

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                                                Signature of Participant

             PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY.